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Somekh Chaikin
Tel-Aviv, February 8, 1998

Auditor's Report to the Shareholders of
Israsat International Communications Ltd.

We have audited the financial statements of Israsat International Communications Ltd. (the Company) as detailed below:

-     Balance sheets as at December 31, 1996, and December 31, 1997.

- Statements of income, changes in shareholders' equity and cash flows for the years ended on December 31, 1995, 1996 and 1997.

The financial statements are the responsibility of the Company's Board of Directors and of its management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards, including standards prescribed by the Auditors Regulations (Auditor's Mode of Performance) - 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether due to error or intentional misrepresentation.

An audit includes examining, on a test basis, evidence supporting the amounts (including the reconciliation of the net income and shareholders' equity to U.S. generally accepted accounting principles) and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and management as well as evaluating the overall financial statements presentation. We believe that our audits provide a fair basis for our opinion.

The above mentioned financial statements have been prepared on the basis of the historical cost convention and are expressed in U.S. dollars on the basis disclosed in Note 1B.
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In our opinion, based upon our audits, the above mentioned financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and 1997, and the changes in shareholders' equity and the results of their operations and cash flows, for each of the three years ended on December 31, 1997 in conformity with generally accepted accounting principles (GAAP) in Israel (as applicable to these financial statements, Israeli GAAP and U.S. GAAP are substantially identical in all material respects, except as otherwise described in Note 20 to the financial statements).


/s/ Somekh Chaikin

Somekh Chaikin
Certified Public Accountants (Isr.)